Exhibit 10.6

Spousal Consent Letter

I, ____________ (ID Number: ____________), spouse of ____________ (ID Number: ____________), hereby unconditionally agree: the certain percentage of equity (corresponding to RMB ____________ of registered capital of ____________ (“VIE”), ____________% of the equity interest of VIE, on fully diluted basis, the “Shareholding”) held by my spouse, ____________, registered in the name of whom, shall be disposed of pursuit to the series of Control Documents (including Business Operation Agreement, Exclusive Consultancy and Service Agreement, Equity Option Agreement, Equity Pledge Agreement and Power of Attorney, and their respective revision and amendment from time to time, collectively, “Control Documents”) signed by my spouse on                , 20     .

I further guarantee that no action may be taken in the intent to conflict with the abovementioned arrangements, including claiming that the Shareholding constitutes property or joint property between me and my spouse that affects or prevents my spouse from fulfilling the obligations under the Control Documents. I hereby unconditionally and irrevocably waive any rights or interests of the Shareholding that may be granted to me by any applicable law.

I hereby acknowledge and agree that the Shareholding held by my spouse as stipulated in the Control Documents shall be vested in my spouse in all circumstances, and my spouse is entitled to pledge, sell or otherwise dispose of it in accordance with the provisions of such agreements without my consent. I further confirm that the performance of my spouse of the Control Documents and of the further modification or termination of the Control Document does not require my extra authorization or consent and that I have never and will never participate in the operation or management of the VIE. Under no circumstances shall I claim any rights in respect of the Shareholding, including but not limited to voting rights, disposition rights and economic benefits (if any) arising therefrom. I hereby undertake to sign all necessary documents and take all necessary actions to ensure that the Control Documents are properly implemented. I agree and undertake that, if I acquire any equity interest of VIE held by my spouse for any reason, I shall be bound by Control Documents and the Exclusive Consultancy and Service Agreement, dated                , 20    , among Beijing Co Wheels Technology Co., Ltd., VIE (the “Exclusive Consultancy and Service Agreement”) and comply with my spouse’s obligations under Control Documents and Exclusive Consultancy and Service Agreement, and for this purpose, Once the claimant under the Control Documents makes request, I shall sign a series of written documents with the same format and content as the Control Documents.

I further confirm, promise and guarantee that in the event of death, incapacity, divorce or any other circumstances of my spouse that may affect my spouse’s exercise of shareholder rights in VIE, I and my successor, guardian, creditor or any other person that has right to claim rights or interests of VIE held by my spouse will not in any way in all circumstances take any action that may affect or hinder my spouse from fulfilling the obligations under the Control Documents.

[Signature page follows]

[Name of Spouse]
Signature:
Date:	, 20

Schedule of Material Differences

One or more Spousal Consent Letters using this form were executed. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE	Name of Shareholder	Name of Spouse	% of Shareholder’s Equity Interest in the VIE	Subscribed Capital in the VIE (RMB)
1	Beijing CHJ Information Technology Co., Ltd.	Xiang Li	Wenjing Liu	77.6%	266,715,065
2	Beijing CHJ Information Technology Co., Ltd.	Zheng Fan	Yang Meng	9.1%	31,480,578
3	Beijing CHJ Information Technology Co., Ltd.	Yanan Shen	Lin Zhang	4.4%	15,000,000
4	Beijing CHJ Information Technology Co., Ltd.	Tie Li	Junfang Song	4.0%	13,749,341
5	Beijing CHJ Information Technology Co., Ltd.	Zhi Qin	Qianli Liu	2.2%	7,500,000
6	Beijing CHJ Information Technology Co., Ltd.	Jintang Bao	Qiuling Xu	0.9%	3,000,000
7	Beijing CHJ Information Technology Co., Ltd.	Qinghua Liu	Ting Liu	0.8%	2,926,807
8	Beijing CHJ Information Technology Co., Ltd.	Wei Wei	Yan Xu	0.5%	1,819,407
9	Beijing CHJ Information Technology Co., Ltd.	Gang Song	Ying Li	0.5%	1,690,287
10	Beijing Xindian Transport Information Technology Co., Ltd.	Xiang Li	Wenjing Liu	74.0%	74
11	Beijing Xindian Transport Information Technology Co., Ltd.	Zheng Fan	Yang Meng	12.9%	12.92
12	Beijing Xindian Transport Information Technology Co., Ltd.	Yanan Shen	Lin Zhang	3.8%	3.78
13	Beijing Xindian Transport Information Technology Co., Ltd.	Tie Li	Junfang Song	3.5%	3.46
14	Beijing Xindian Transport Information Technology Co., Ltd.	Zhi Qin	Qianli Liu	1.9%	1.89
15	Beijing Xindian Transport Information Technology Co., Ltd.	Qinghua Liu	Ting Liu	1.1%	1.09
16	Beijing Xindian Transport Information Technology Co., Ltd.	Wei Wei	Yan Xu	0.5%	0.46
17	Beijing Xindian Transport Information Technology Co., Ltd.	Gang Song	Ying Li	0.4%	0.43
18	Beijing Xindian Transport Information Technology Co., Ltd.	Qian Ye	Tian Gao	*	0.02

Note:

*   Less than 0.1% of the VIE’s total equity interest.